UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 1, 2004

Somerset International Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-10854 (Commission File Number)	13-27956-75 (IRS Employer ID No.)

90 Washington Valley Road
Bedminster, New Jersey 07921
(Address of Registrant's Principal
Executive Offices)

(908) 719-8909
(Registrant's Telephone Number, Including Area Code)

ORS Automation, Inc.
152 Mockingbird Ct.
Three Bridges, NJ 08887
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.   Acquisition or Disposition of Assets

On February 27,2004, the Board of Directors of Somerset International Group, Inc. ("Somerset" or the "Company") authorized the Company to enter into an Agreement and Plan of Merger ("Agreement") with Somerset International Group, Inc., a New Jersey Corporation ("Somerset New Jersey"). The beneficial owners and majority stock holders of Somerset New Jersey are John Adiletta, Paul Patrizio, and George and Mary Lou Berry. Pursuant to the Merger Agreement, on July 1, 2004, Somerset New Jersey merged into Somerset, and Somerset is the surviving entity. Prior to the agreement, a 1-21 reverse split was undertaken by the Company and became effective April 15, 2004, reducing the number of shares outstanding from 21,758,443 to 1,036,116. The shareholders of Somerset New Jersey held 644,107 of these post-split Somerset shares prior to the merger.

Pursuant to the Merger Agreement, 222.22 shares of Somerset New Jersey, comprising all of its common stock issued and outstanding, were delivered to Somerset and cancelled. In consideration for the merger, Somerset issued a total of 4,063,884 of its post-split shares to Somerset New Jersey shareholders. Somerset currently possesses five executed letters of intent from various companies regarding possible acquisitions.

Following the merger, Somerset issued a total of 200,000 shares to two individuals who provided Somerset with bridge financing. Pursuant to such issuance, Somerset currently has 5,300,000 shares of Common Stock issued and outstanding.

Item 7.     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

Number	Exhibit

10	Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Somerset International Group, Inc.

By:   /s/    Paul Patrizio

Paul Patrizio
Chairman

Date:   July 15, 2004